Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111478, 333-82910, 333-128371 and 333-119406) and Form S-8 (Nos. 333-137777, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435 and 333-69445) of Kulicke and Soffa Industries, Inc. of our report dated December 14, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
December 14, 2006